Exhibit 99.1

Mannatech Reports Second Quarter Results

Sales and earnings decline; additional accrual made for litigation expenses

Coppell, TX, August 8, 2008 – Mannatech, Incorporated (NASDAQ – MTEX), a leading developer and provider of dietary supplements and skin care solutions, today reported a second quarter 2008 loss of $10.5 million or $0.40 cents per diluted share, compared to net income of $1.5 million or $0.06 cents earnings per diluted share for the second quarter of 2007. The company reported a pre-tax loss of $16.9 million compared to pre-tax income of $2.6 million for the second quarter of 2007. Results include accruals for various litigation and operating expenses, and a workforce reduction.

Second quarter net sales for 2008 were $86.8 million, a decrease of 22.3%, compared to $111.7 million in the second quarter of 2007. The sales decline was largely due to a 31.8% decrease in North American sales compared to the second quarter of 2007. International sales were slightly below prior year, down 2.2% in the second quarter of 2008 compared to the second quarter of 2007.

Wayne Badovinus, Mannatech’s president and CEO commented, “Our U.S. market continues to experience a decline in net sales and recruiting impacted by ongoing litigation and a weaker economy. I have spent my first two months at Mannatech listening to and helping re-energize our independent Associates. Although previously distracted by business challenges, they are beginning to refocus on the business opportunities in the huge wellness market. At the same time, we are moving toward resolution of the Texas Attorney General’s concerns, many of which have been addressed. We have already made the difficult decision to reduce headcount and have taken steps to control operating expenses.”

Mr. Badovinus continued, “Our focus is now on delivering superior Associate and customer service, expanding our research and science, and highlighting our proprietary products that enrich quality of lives. We cannot change the past, but we are committed to creating a new future of opportunity. We believe we have the right products for today’s emerging wellness market. “

Total independent Associate and Member count based on a 12-month trailing period decreased to 554,000 for the second quarter of 2008 as compared to 569,000 for the second quarter of 2007. This 2.6% year over year decrease reflects a 20.6% decrease in new Associates and Members compared to prior year. This was partially offset by higher retention of continuing independent Associates and Members which were up 26,000 in the second quarter of 2008, a 7.0% increase.

Year-to-date sales through June were $178.2 million, down 17.7% from 2007. The company reported a net loss for the six-month period of $12.8 million, compared to last year’s net income of $8.4 million. The diluted loss per share was $0.48, compared to income of $0.31 cents per diluted share for the six-months ended June 2007.

Conference Call

Mannatech will hold a conference call and webcast to discuss this announcement with investors on Friday, August 8, 2008 at 9 a.m. CDT, 10 a.m. EDT. Investors may listen to the call by accessing Mannatech’s website at www.mannatech.com.

About Mannatech

Mannatech, Incorporated, is a global wellness solutions provider of innovative, high-quality, proprietary nutritional supplements, topical and skin care products, and weight management products sold through independent Associates and Members located in the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, the Republic of Korea, Taiwan, Denmark, Germany, and South Africa.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “intend”, “may”, “believes”, “plan”, “will continue”, “expects”, “potential”, “should”, or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release, and Mannatech has no intentions, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Contact Information:

Gary Spinell

Vice President

Corporate Communications

972-471-6512

ir@mannatech.com

www.mannatech.com

www.exploremannatech.com

www.allaboutmannatech.com

Net Sales in Dollars and as a Percentage of Consolidated Net Sales

Consolidated net sales shipped to customers by location for the three months ended June 30, 2008 and 2007 were as follows:

	2008		2007
	(In millions, except percentages)
United States	$45.4	52.3%	$67.7	60.6%
Canada	6.2	7.1%	8.0	7.2%
Australia	7.0	8.1%	7.7	6.9%
United Kingdom	1.2	1.4%	1.6	1.4%
Japan	11.7	13.5%	11.4	10.1%
New Zealand	1.4	1.6%	1.9	1.7%
Republic of Korea	9.8	11.3%	10.4	9.3%
Taiwan	1.4	1.6%	1.4	1.3%
Denmark	0.3	0.3%	0.4	0.4%
Germany	1.0	1.2%	1.2	1.1%
South Africa	1.4	1.6%	—	—

Totals	$86.8	100%	$111.7	100%

Consolidated net sales shipped to customers by location for the six months ended June 30, 2008 and 2007 were as follows:

	2008		2007
	(In millions, except percentages)
United States	$97.3	54.6%	$136.3	63.0%
Canada	12.2	6.8%	14.6	6.8%
Australia	14.4	8.1%	15.0	6.9%
United Kingdom	2.6	1.5%	3.3	1.5%
Japan	23.1	13.0%	21.1	9.7%
New Zealand	2.9	1.6%	3.8	1.7%
Republic of Korea	19.1	10.7%	16.7	7.7%
Taiwan	2.5	1.4%	2.5	1.2%
Denmark	0.6	0.3%	0.9	0.4%
Germany	2.1	1.2%	2.3	1.1%
South Africa	1.4	0.8%	—	—

Totals	$178.2	100%	$216.5	100%

The number of new and continuing independent Associates and Members who purchased our packs and products during the 12-months ended June 30, 2008 and 2007 were as follows:

	2008		2007		Change
					Number	Percentage
New	158,000	28.5%	199,000	34.9%	(41,000)	(20.6%)
Continuing	396,000	71.5%	370,000	65.1%	26,000	7.0%

Total	554,000	100%	569,000	100%	(15,000)	(2.6%)

MANNATECH, INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	June 30, 2008	December 31, 2007
ASSETS
Cash and cash equivalents	$41,180	$47,103
Restricted cash	468	340
Accounts receivable, net of allowance of $669 and $877 in 2008 and 2007, respectively	571	618
Income tax receivable	6,942	2,136
Inventories, net	27,719	23,706
Prepaid expenses and other current assets	5,860	6,053
Deferred income tax assets	5,953	1,789

Total current assets	88,693	81,745
Long-term investments	—	12,950
Property and equipment, net	38,696	42,818
Construction in progress	2,650	1,594
Long-term restricted cash	9,001	11,726
Other assets	1,526	1,470
Long-term deferred income tax assets	400	151

Total assets	$140,966	$152,454

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of capital leases	$112	$110
Accounts payable	4,224	3,637
Accrued expenses	38,463	30,315
Commissions and incentives payable	11,657	11,139
Taxes payable	2,237	6,198
Deferred revenue	3,911	4,769

Total current liabilities	60,604	56,168

Capital leases, excluding current portion	204	261
Long-term royalty liability	2,229	2,440
Long-term deferred income tax liabilities	6,538	5,165
Other long-term liabilities	1,789	1,565

Total liabilities	71,364	65,599

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 27,667,882 shares issued and 26,460,788 shares outstanding in 2008 and 2007	3	3
Additional paid-in capital	40,580	40,146
Retained earnings	45,038	62,620
Accumulated other comprehensive loss	(1,228)	(1,123)

	84,393	101,646
Less treasury stock, at cost, 1,207,094 shares in 2008 and 2007	(14,791)	(14,791)

Total shareholders’ equity	69,602	86,855

Total liabilities and shareholders’ equity	$140,966	$152,454

MANNATECH, INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share information)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
Net sales	$86,781	$111,710	$178,232	$216,542
Cost of sales	13,046	16,003	25,909	30,696
Commissions and incentives	41,368	52,273	83,860	99,226

	54,414	68,276	109,769	129,922

Gross profit	32,367	43,434	68,463	86,620

Operating expenses:
Selling and administrative	21,850	22,270	44,596	41,989
Depreciation and amortization	2,991	2,866	6,053	4,331
Other operating	24,010	16,454	38,037	28,635

Total operating expenses	48,851	41,590	88,686	74,955

Income (loss) from operations	(16,484)	1,844	(20,223)	11,665
Interest income	393	642	953	1,288
Other income (expense), net	(775)	139	(403)	103

Income (loss) before income taxes	(16,866)	2,625	(19,673)	13,056
(Provision) benefit for income taxes	6,339	(1,098)	6,854	(4,640)

Net income (loss)	($10,527)	$1,527	($12,819)	$8,416

Earnings (loss) per share:
Basic	($0.40)	$0.06	($0.48)	$0.32

Diluted	($0.40)	$0.06	($0.48)	$0.31

Weighted-average common shares outstanding:
Basic	26,461	26,433	26,461	26,425

Diluted	26,461	26,983	26,461	26,985